UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ENDI CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ENDI CORP.

2400 Old Brick Rd., Suite 115

Glen Allen, VA 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2023

To the Stockholders of ENDI Corp.:

The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of ENDI Corp., a Delaware corporation (the “Company,” “we,” “us,” or “our”), will be held on Monday, May 22, 2023, at 10:00 a.m. Eastern Time. The 2023 Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2023 Annual Meeting by visiting www.colonialstock.com/ENDI2023.

In addition to voting by submitting your proxy prior to the 2023 Annual Meeting, you also will be able to vote your shares electronically during the 2023 Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the 2023 Annual Meeting, the holders of our outstanding Class A common stock and Class B common stock will act on the following matters:

1.

To elect members of the Company’s board of directors (the “Board”) to serve for a one-year term to expire at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. Holders of Class A common stock will elect two directors and the holder of Class B common stock will elect three directors as further described in the accompanying proxy statement;

Holders of Class A common stock and holders of Class B common stock will vote together as one class on all other proposals.

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

3.	To approve the ENDI Corp. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”);

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

5.	To recommend, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation; and

6.	To transact such other business as may properly be brought before the 2023 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of our Board’s director nominees (Proposal 1), “FOR” the ratification of the appointment of Brown, Edwards & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), “FOR” the approval of the 2022 Plan (Proposal 3), “FOR” the approval of the compensation of the Company’s named executive officers (Proposal 4) and “FOR” the approval of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation (Proposal 5).

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 11, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on March 24, 2023, the record date for the 2023 Annual Meeting, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. The Notice provides information regarding how you may request to receive proxy materials in printed form.

If you are a stockholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.colonialstock.com/ENDI2023;

●	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

●	Vote by phone by calling (877) 285-8605; or

●	Vote online at the 2023 Annual Meeting at www.colonialstock.com/ENDI2023.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The 2023 Annual Meeting will be a virtual stockholders meeting, conducted via live audio webcast, through which you can submit questions and vote online. The 2023 Annual Meeting can be accessed by visiting www.colonialstock.com/ENDI2023.

Whether or not you plan to attend the 2023 Annual Meeting virtually, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ Thomas McDonnell
Glen Allen, Virginia	Thomas McDonnell
April 11, 2023	Chairman of the Board of Directors

ENDI CORP.

2400 Old Brick Rd., Suite 115

Glen Allen, VA 23060

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING TO BE HELD ON MONDAY, MAY 22, 2023

Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) are available without charge at www.colonialstock.com/ENDI2023, by notifying our Secretary, in writing, at ENDI Corp., 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060 or by following the instructions included in the Notice.

The board of directors (“Board” or “Board of Directors”) of ENDI Corp. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The 2023 Annual Meeting will be held on May 22, 2023 at 10:00 a.m. Eastern Time, and will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2023 Annual Meeting by visiting www.colonialstock.com/ENDI2023.

On or about April 11, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and the 2022 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

Page
FREQUENTLY ASKED QUESTIONS	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	8
AUDIT COMMITTEE REPORT	11
EXECUTIVE OFFICERS	12
EXECUTIVE COMPENSATION	13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
PROPOSAL 3: APPROVAL OF THE ENDI CORP. 2022 OMNIBUS EQUITY INCENTIVE PLAN	18
PROPOSAL 4: APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	23
PROPOSAL 5: RECOMMENDATION OF A THREE-YEAR FREQUENCY WITH WHICH THE COMPANY SHOULD CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	27
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS	27
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	27
ANNUAL REPORT	27
OTHER MATTERS	27

i

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the 2023 Annual Meeting:

Q: What is ENDI Corp.?

A: ENDI Corp. (“ENDI”) was incorporated in Delaware on December 23, 2021. On August 11, 2022 (the “Closing Date”), the Company (as defined herein) completed its mergers (the “Mergers”) pursuant to that certain Agreement and Plan of Merger dated December 29, 2021 (as amended, the “Merger Agreement”) by and among ENDI, Enterprise Diversified, Inc., Zelda Merger Sub 1, Inc., Zelda Merger Sub 2, LLC, CrossingBridge Advisors, LLC and Cohanzick Management, LLC. On the Closing Date, Enterprise Diversified, Inc. and CrossingBridge Advisors, LLC became wholly owned subsidiaries of ENDI as a result of the Mergers (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Unless the context otherwise requires, and when used in this proxy statement, the “Company,” “ENDI,” “ENDI Corp.,” “we,” “our,” or “us” refers to ENDI Corp. individually, or as the context requires, collectively with its subsidiaries as of and after the Closing Date.

Q: Why are we holding the 2023 Annual Meeting?

A: As a matter of good corporate practice, we will hold a meeting of stockholders annually. This year’s meeting will be held on May 22, 2023. There will be at least five items of business that must be voted on by our stockholders at the 2023 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2023 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q: Why did I receive the Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2022 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which we will begin mailing to our stockholders on or about April 11, 2023, will instruct you as to how you may access and review all of the proxy materials over the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: Only stockholders of record as of the close of business on March 24, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the 2023 Annual Meeting. A list of stockholders eligible to vote at the 2023 Annual Meeting is available for inspection at any time up to the 2023 Annual Meeting. If you would like to inspect the list, please call our Secretary at (434) 336-7737.

Q: How many shares of Class A common stock and Class B common stock can vote?

A: There were 5,452,383 shares of Class A common stock and 1,800,000 shares of Class B common stock (collectively, the Class A common stock and the Class B common stock, the “common stock”) issued and outstanding as of the close of business on the Record Date. Each stockholder entitled to vote at the 2023 Annual Meeting may cast one vote for each share of Class A common stock and one vote for each share of Class B common stock owned by him, her or it which has voting power upon the matters to be considered at the 2023 Annual Meeting.

Q: What may I vote on if I own shares of the Company’s Class A common stock?

A: You may vote on the following matters:

1. the election of two members of the Board (Steven Kiel and Abigail Posner) to serve for a one-year term to expire at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

2. the ratification of the appointment of Brown, Edwards & Company, LLP (“Brown Edwards”) as our independent registered public accounting firm for the year ending December 31, 2023;

3. the approval of the ENDI Corp. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”);

4. the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

5. the approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation; and

6. any other business that may properly come before the 2023 Annual Meeting and any adjournment or postponement thereof.

Q: What may I vote on if I own shares of the Company’s Class B common stock?

A: You may vote on the following matters:

1. the election of three members of the Board (David Sherman, Thomas McDonnell and Mahendra Gupta) to serve for a one-year term to expire at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

2. the ratification of the appointment of Brown Edwards as our independent registered public accounting firm for the year ending December 31, 2023;

3. the approval of the 2022 Plan;

4. the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

5. the approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation; and

6. any other business that may properly come before the 2023 Annual Meeting and any adjournment or postponement thereof.

Q: Will any other business be presented for action by stockholders at the 2023 Annual Meeting?

A: Management knows of no business that will be presented at the 2023 Annual Meeting other than Proposals 1, 2, 3, 4 and 5. If any other matter properly comes before the 2023 Annual Meeting, the person named as proxy in the proxy card intends to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with her judgment on the matter.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board recommends a vote “FOR” the director nominees (Proposal 1), “FOR” the ratification of the appointment of Brown Edwards as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), “FOR” the approval of the 2022 Plan (Proposal 3), “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 4) and “FOR” the approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation (Proposal 5).

Q: How do I vote my shares?

A: The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet, or over the phone or you can vote at the 2023 Annual Meeting if you virtually attend the meeting.

If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxy will vote your shares “FOR” the director nominees (Proposal 1), “FOR” the ratification of the appointment of Brown Edwards as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), “FOR” the approval of the 2022 Plan (Proposal 3), “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 4) and “FOR the approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation (Proposal 5), and, in her discretion, on any other matter that properly comes before the 2023 Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote over the Internet, go to www.colonialstock.com/ENDI2023. Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 21, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the stockholder. The Internet voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxy to vote your shares in the same manner as if you had submitted a validly executed proxy card.

If you wish to vote by telephone, you may vote by calling (877) 285-8605 until 7:00 p.m. Eastern Time on May 21, 2023.

If you wish to vote during the meeting, go to www.colonialstock.com/ENDI2023. You will be able to attend the 2023 Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the 2023 Annual Meeting.

If you hold your shares through a broker, bank or other nominee: If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares virtually at the 2023 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares virtually at the 2023 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. See also “Will my shares be voted if I do not return my proxy?” below.

Q: What is a proxy?

A: A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxy Jessica Greer, our Secretary. She may act on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to virtually attend the 2023 Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: Will my shares be voted if I do not return my proxy?

A: If your shares are registered directly in your name, your shares will not be voted if you do not vote by returning your proxy by mail, over the phone or over the Internet before the 2023 Annual Meeting or virtually at the 2023 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, bank or other nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Brokers, banks or other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm, bank or other nominee to vote your shares, your brokerage firm, bank or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to non-discretionary matters, your brokerage firm, bank or other nominee may not vote with respect to such non-discretionary matters and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”

Proposal 2, ratification of the selection of Brown Edwards as our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm, bank or other nominee will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.

Proposal 3, approval of the 2022 Plan, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”

Proposal 4, approval, on an advisory basis, of the compensation of the Company’s named executive officers, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”

Proposal 5, approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”

We encourage you to timely provide voting instructions to your brokerage firm, bank or other nominee. This ensures that your shares will be voted at the 2023 Annual Meeting according to your instructions. You should receive directions from your brokerage firm, bank or other nominee about how to submit your voting instructions to them.

Q: What if I want to change my vote or revoke my proxy?

A: If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2023 Annual Meeting. To do so, you must do one of the following:

1. Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m. Eastern Time on May 21, 2023.

2. Sign a new proxy and submit it by mail to Colonial Stock Transfer, 7840 S. 700 E., Sandy, UT 84070 who must receive the proxy card no later than May 21, 2023. Only your latest dated proxy will be counted.

3. Vote by phone as instructed above. Only your latest vote is counted. You may not revoke or change your vote over the phone after 7:00p.m. Eastern Time on May 21, 2023.

4. Virtually attend the 2023 Annual Meeting and vote electronically at the meeting. Virtually attending the 2023 Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

5. Give our Secretary written notice before or at the 2023 Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote electronically at the 2023 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s legal proxy as described in the answer to the question “How do I vote my shares?” above.

Q: What is a quorum?

A: The holders of a majority of the 5,452,383 shares of Class A common stock and the holder of the majority of the 1,800,000 shares of Class B common stock outstanding, separately, as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2023 Annual Meeting. If you choose to have your shares represented by proxy at the 2023 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2023 Annual Meeting or represented by proxy, the chairperson of the meeting or the stockholders holding a majority in voting power of the shares of stock present by attendance at the meeting or by proxy that are entitled to vote at such meeting may adjourn the 2023 Annual Meeting until a quorum is present.

Q: What vote is required to approve each matter and how are votes counted?

A: The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors

The plurality of the votes cast. This means that the three nominees elected by the holder of Class B common stock receiving the highest number of affirmative “FOR” votes from the holder of shares of Class B common stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. The two other director nominees not elected by the holder of the Class B common stock that receive the highest number of affirmative “FOR” votes from the holders of shares of Class A common stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected.

		“FOR” “AGAINST” “ABSTAIN”	None (1)	No (2)

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon.

		“FOR” “AGAINST” “ABSTAIN”	None (3)	Yes (4)

Proposal No. 3: Approval of the 2022 Plan

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon.

		“FOR” “AGAINST” “ABSTAIN”	None (3)	No (2)

Proposal No. 4: Approval, on an advisory basis, of the compensation to the Company’s named executive officers.

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon.

		“FOR” “AGAINST” “ABSTAIN”	None (3)	No (2)

Proposal No. 5: Approval, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation.

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon.

		“1 YEAR” “2 YEARS” “3 YEARS” “ABSTAIN”	None (3)	No (2)

(1) A vote marked as “ABSTAIN” will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2) As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(3) A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(4) As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

Q: What if additional proposals are presented at the 2023 Annual Meeting?

A: We do not intend to bring any other matter for a vote at the 2023 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2023 Annual Meeting, your proxy is authorized to vote on your behalf using her judgment.

Q: Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A: Pursuant to our Amended and Restated Certificate of Incorporation, the holder of our Class B common stock, voting as a single class, has the right to designate such number of directors to our Board equal to the percentage of our common stock beneficially held by such holder of our Class B common stock and its affiliates, rounded up to the nearest whole number. Notwithstanding the foregoing, the holder of our Class B common stock shall not have the right to designate more than a majority of our director nominees. In addition, so long as the holder of our Class B common stock beneficially owns at least 5% of our outstanding common stock, such holder, voting as a single class, shall have the right to designate at least one director.

On August 11, 2022, we entered into a voting agreement (the “Voting Agreement”) with Cohanzick Management, LLC and Steven Kiel and Arquitos Capital Offshore Master, Ltd., in their capacity as the voting party (the “Voting Party”), pursuant to which the Voting Party shall vote all of its securities of our Company entitled to vote in the election of the Company’s directors that such Voting Party or its affiliates own (collectively, the “Voting Shares”) to elect or maintain in office the directors designated by Cohanzick Management, LLC (the “Cohanzick Member Designees”). The Voting Agreement will terminate automatically on the earlier of the date that (i) the holders of our Class B common stock or Cohanzick Management, LLC’s right to designate the Cohanzick Member Designees is terminated or expires for any reason, (ii) Steven Kiel is no longer a member of our Board and (iii) the Voting Party and its affiliates cease to hold any Voting Shares. The Voting Agreement will also terminate automatically with respect to any Voting Shares no longer held by the Voting Party or its affiliates.

In addition to the foregoing, members of the Board have an interest in Proposal 1, the election to the Board of the five director nominees set forth herein and Proposal 3, approval of the 2022 Plan. In addition, one officer, who is also a member of the Board, has an interest in Proposal 4, approval, on an advisory basis, of the compensation of the Company’s named executive officers and Proposal 5, approval on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation. Members of the Board and officers of the Company do not have any interest in Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm.

Q: How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A: Directors, executive officers and their affiliates, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 65.94% of our outstanding Class A common stock and 100% of our Class B common stock and are expected to vote in favor of the election of the five director nominees set forth in this proxy statement, in favor of the ratification of the appointment of Brown Edwards as our independent registered public accounting firm for the fiscal year ending December 31, 2023, in favor of the adoption of the 2022 Plan, in favor of approving, on an advisory basis, the compensation of our named executive officers and in favor of approving, on an advisory basis, of a three-year frequency with which we should conduct future stockholder advisory votes on named executive officer compensation.

Q: Who will count the votes?

A: Jessica Greer, will serve as our inspector of elections and will count the votes cast by proxy and the votes cast in person at the 2023 Annual Meeting.

Q: Who can attend the 2023 Annual Meeting?

A: Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Q: How do I attend the 2023 Annual Meeting?

A: The 2023 Annual Meeting will be held on May 22, 2023 at 10:00 a.m. Eastern Time in a virtual format online at www.colonialstock.com/ENDI2023.

Q: Why a virtual meeting?

A: We are pleased to offer our stockholders a completely virtual 2023 Annual Meeting, which provides worldwide access, improved communication and cost savings for us and our stockholders.

Q: What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A: We will have technicians ready to assist you with any technical difficulties you may have accessing the 2023 Annual Meeting. If you encounter any technical difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted at www.colonialstock.com/ENDI2023.

Q: Are there any expenses associated with collecting the stockholder votes?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q: Do I have Dissenters’ Rights of Appraisal?

A: Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the 2023 Annual Meeting.

Q: Where can you find the voting results?

A: Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2023 Annual Meeting.

Q: Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2023 Annual Meeting?

A: Brown Edwards served as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and audited our financial statements for such fiscal year as of December 31, 2022. Brown Edwards has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2023. We do not expect representatives of Brown Edwards to be present at the 2023 Annual Meeting. As such, they will not have an opportunity to make a statement, if they desire, or be available to answer questions at the 2023 Annual Meeting.

Q: How do I obtain an Annual Report on Form 10-K?

A: If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we filed with the SEC, we will send you one without charge. Please write to:

ENDI Corp.

2400 Old Brick Rd., Suite 115

Glen Allen, VA 23060

Attn: Secretary

All of our SEC filings are also available free of charge under the heading “SEC Filings” of our website at www.endicorp.com.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board currently consists of five directors, and their terms will expire at the 2023 Annual Meeting. Directors are elected at the annual meeting of stockholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

At the 2023 Annual Meeting, five nominees (including three nominees to be elected solely by Cohanzick Management, LLC as the beneficial owner of 100% of our outstanding Class B common stock) to the Board of Directors will be elected to hold office for a one-year term ending at our 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Pursuant to our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock, voting as a single class, have the right to designate such number of directors to our Board equal to the percentage of our common stock beneficially held by such holders of our Class B common stock and their affiliates, rounded up to the nearest whole number. Notwithstanding the foregoing, the holders of our Class B common stock shall not have the right to designate more than a majority of our director nominees. In addition, so long as the holders of our Class B common stock beneficially own at least 5% of our outstanding common stock, such holders, voting as a single class, shall have the right to designate at least one director.

With respect to Proposal 1, the holders of our Class A common stock may vote FOR, AGAINST or ABSTAIN with respect to the appointment of Steven Kiel and Abigail Posner as our directors. In addition, Cohanzick Management, LLC, as the owner of 100% of our outstanding Class B common stock may vote FOR, AGAINST or ABSTAIN with respect to the appointment of David Sherman, Thomas McDonnell and Mahendra Gupta as our directors.

Under our Amended and Restated Bylaws, a plurality of the votes cast at the 2023 Annual Meeting is required to elect a nominee as a director. As such, nominees receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm, bank or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm, bank or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting on Proposal 1.

If no contrary indication is made, proxies will be voted “FOR” David Sherman, Steven Kiel, Thomas McDonnell, Abigail Posner and Mahendra Gupta. Our management has no reason to believe that any nominee will be unable to serve.

Recommendation of our Board

Our Board unanimously recommends that the Class A common stock holders vote “FOR” the election of Steven Kiel and Abigail Posner at the 2023 Annual Meeting. Our Board unanimously recommends that the Class B common stock holder vote “FOR” the election of David Sherman, Thomas McDonnell and Mahendra Gupta.

Nominees for Election to the Board for a Term Expiring at the 2024 Annual Meeting of Stockholders

Nominee	Age	Position(s)
David Sherman	57	Chief Executive Officer and Director
Steven Kiel	44	Director
Thomas McDonnell	77	Chairman
Abigail Posner	50	Director
Mahendra Gupta	67	Director

Nominee for Election by the Holders of our Class A Common Stock

Steven Kiel

Steven Kiel served as a director of Enterprise Diversified, Inc., the predecessor registrant to the Company and, effective as of the closing of the Business Combination, a wholly-owned subsidiary of the Company, from 2014 until the closing of the Business Combination. Since the closing of the Business Combination, he has served on the Board of the Company. Since 2009, Mr. Kiel has served as the President of Arquitos Capital Management, LLC, a private investment firm, and since April 2012 he has served as portfolio manager of Arquitos Capital Partners, LP, a U.S. onshore fund, and Arquitos Capital Offshore, Ltd, a British Virgin Islands offshore fund. Mr. Kiel is a judge advocate in the Army Reserves, a veteran of Operation Iraqi Freedom, and currently holds the rank of Major. Prior to launching Arquitos Capital Management, Mr. Kiel was an attorney in private practice. He is a graduate of Antonin Scalia Law School (formerly George Mason School of Law) and Illinois State University and is a member of the bar in Illinois (inactive) and Washington, DC. Mr. Kiel’s qualifications to serve on the Company’s Board include his prior experience as a long-time director and former Chief Executive Officer of Enterprise Diversified, Inc. and his relevant experience in the investment management industry.

Abigail Posner

Abigail Posner has served on the Board since the closing of the Business Combination. She has served as the Director of Google’s US Creative Works since May 2018, where she manages a set of cross-discipline teams who work closely with the advertising and marketing communities to help develop their strategic and creative efforts for the digital space. Before joining Google, Ms. Posner served as the Executive Vice President, Strategy Director at Publicis New York, an advertising agency, where she directed strategic brand planning efforts for major new business pitches and provided thought leadership to key global clients. She also previously served as Co-Strategy Director at DDB Worldwide, a worldwide marketing communications network. She graduated from Harvard University with a bachelor’s degree in social anthropology. Ms. Posner’s qualifications to serve on the Company’s Board include her years of brand development experience, management skills and experience advising a global client base.

Nominees for Election by the Holder of our Class B Common Stock

David Sherman

David Sherman has served as the Chief Executive Officer and a director of the Company since August 11, 2022, the closing date of the Business Combination. Since August 1996, Mr. Sherman has served as the Chief Executive Officer, Manager of and Chief Investment Officer of Cohanzick Management, LLC (“Cohanzick”), a registered investment adviser. Cohanzick specializes in corporate credit opportunities with a focus on high yield, stressed and distressed opportunities. Mr. Sherman has served as the President of CrossingBridge, the Company’s now wholly-owned subsidiary and registered investment adviser, since 2016. Prior to founding Cohanzick, Mr. Sherman worked at Leucadia National Corporation, a financial services company, for 10 years. In 1992, Mr. Sherman became a Vice President actively involved in corporate investments and acquisitions. In addition, Mr. Sherman was Treasurer of Leucadia’s insurance operations with $3 billion of assets. In 2021, Mr. Sherman was appointed as an adjunct professor within NYU Stern’s Finance Department focused on Global Value Investing. Mr. Sherman graduated from Washington University with a B.S. in business administration. Mr. Sherman’s qualifications to serve on the Company’s Board include the experience derived from the ownership and operation of his own investment management firm for almost 30 years, and his in depth knowledge of the investment management industry resulting from his years working in the industry.

Thomas McDonnell

Thomas McDonnell has served on the Board of the Company and as its Chairman since the closing of the Business Combination. Mr. McDonnell has served as a lead member of the board of directors of Euronet (Nasdaq: EEFT), an electronic payments processing provider, since its incorporation in December 1996, and since 2003, Mr. McDonnell has served as a member of the board of directors of Kansas City Southern, a holding company with domestic and international rail operations. In addition, since 2015, Mr. McDonnell has served as a director of Bank of Blue Valley. From 1969 to 2012, Mr. McDonnell served in various capacities at DST Systems, Inc., a company that provided advisory, technology and operations outsourcing services, including serving as its Chief Executive Officer from 1984 until 2012. He received his Bachelor of Science in Accounting from Rockhurst College and a Master of Business Administration from the Wharton School of Finance. Mr. McDonnell’s qualifications to serve on the Company’s Board include his more than 30 years of significant governance experience serving on boards of directors, his leadership experience as a Chief Executive Officer and his education in finance.

Mahendra Gupta

Dr. Mahendra Gupta has served on the Board since the closing of the Business Combination. Dr. Gupta has served on the Olin Business School at Washington University in St. Louis faculty since 1990 and in 2004 was named the Geraldine J. and Robert L. Virgil Professor of Accounting and Management. He was appointed dean of the Olin Business School in July 2005 and served in that role until June 2016. Dr. Gupta serves on the following board of directors and their audit committees: Credit Suisse Mutual Funds, USA (NYSE: CS); First Bank, a privately held bank in St. Louis, Missouri; and Caleres Inc. (NYSE: CAL), a footwear company. He is also on the boards of the Consortium for Graduate Study in Management, the Foundation for Barnes Jewish Hospital, and the Oasis Institute. Dr. Gupta has also served on the board of Dance St. Louis, Variety – Children’s Charity, Junior Achievement of Greater St. Louis, Guardian Angles Settlement Association and United Way of Greater St. Louis. Dr. Gupta’s research has been published in academic journals in the United States and abroad. Dr. Gupta received his PhD in accounting from Stanford University, his MSIA in business administration from Carnegie Mellon University and his bachelors of science in statistics/economics from Bombay University (currently known as the University of Mumbai). Dr. Gupta’s qualifications to serve on the Company’s Board include his governance experience serving on several board of directors and audit committees and his extensive academic experience and education in accounting, administration, statistics and economics.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics, as well as each of our committee charters, on our website, www.endicorp.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholders upon written request to ENDI Corp., 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060, Attn: Secretary.

Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq listing rules. Our Board of Directors considers Thomas McDonnell, Abigail Posner and Mahendra Gupta to be “independent.”

Board Leadership Structure and Role in Risk Oversight

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (David Sherman and Thomas McDonnell, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board Meetings

During the fiscal year ended December 31, 2022, our Board held one meeting, which occurred following the closing of the Business Combination. In addition, during the fiscal year ended December 31, 2022, each of our audit committee, our compensation committee and our nominating and corporate governance committee held one meeting following the closing of the Business Combination. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of the Board on which such member served.

Committees of Our Board of Directors

Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees. Effective as of the Closing Date of the Business Combination, we have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Our Board of Directors has determined that all of the members of the audit committee, and a majority of the members of the nominating and corporate governance committee and the compensation committee are independent as defined under Nasdaq listing rules, including, in the case of all of the members of our audit committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In making such determination, the Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee

Our audit committee is responsible for, among other things:

●	providing oversight relating to the Company’s accounting and financial reporting processes and internal controls, including audits and the integrity of the Company’s consolidated financial statements;

●	reviewing and overseeing the qualifications, independence and performance of the Company’s independent auditors;

●	identifying and assessing certain risks and internal controls associated with audit matters;

●	overseeing compliance by the Company with legal and regulatory requirements;

●	reviewing and approving transactions between us and our directors, officers and affiliates; and

●	preparing the report, statements and/or disclosures of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our audit committee consists of Thomas McDonnell, Mahendra Gupta, Steven Kiel. Our Board of Directors has determined that both Thomas McDonnell and Mahendra Gupta qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board of Directors adopted a written charter for the audit committee, which is available on our website at www.endicorp.com.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	assisting the Board with compensation and other related organizational matters;

●	reviewing the Company’s compensation strategy and evaluating the Company’s peer companies for compensation assessment purposes;

●	recommending and approving the standards and objectives to be considered in determining executive compensation in compliance with SEC rules and regulations;

●	reviewing and approving all forms of compensation, including executive compensation and service provider compensation as well as any cash-based and equity-based compensation; and

●	evaluating, confirming, amending or terminating any compensatory contracts or similar instrument with the executive officers of the Company.

Our compensation committee consists of Mahendra Gupta, Abigail Posner and David Sherman.

Our Board of Directors adopted a written charter for the compensation committee, which is available on our website at www.endicorp.com.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	Identifying, considering and recommending candidates for membership on the Board of Directors including providing assistance with recruiting candidates;

●	developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company;

●	overseeing the evaluation of our Board of Directors including director independence; and

●	advising on development of policies regarding the Board and recommending structure, size, qualifications, and member characteristics.

Our nominating and corporate governance committee consists of Thomas McDonnell, Abigail Posner and David Sherman.

Our Board of Directors adopted a written charter for the nominating and corporate governance committee, which is available on our website at www.endicorp.com.

Director Nominations Process

With the exception of nominees of the holders of our Class B common stock pursuant to our Amended and Restated Certificate of Incorporation, our nominating and corporate governance committee is responsible for recommending candidates to serve on the Board. In addition, our nominating and corporate governance committee is responsible for recommending candidates to serve on our committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, pursuant to the nominating and corporate governance committee charter, the nominating and corporate governance committee may develop and recommend to the Board the desired qualifications, expertise and characteristics of Board members.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board or stockholders. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Our Board does not recall an instance in which a stockholder (other than Cohanzick pursuant to its rights) has recommended a director candidate; however, the nominating and corporate governance committee will consider potential nominees submitted by stockholders in accordance with the procedures set forth in our Amended and Restated Bylaws and other processes adopted from time to time for submission of director nominees by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, ENDI Corp., 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060.

Code of Ethics and Code of Conduct

We adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website at www.endicorp.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be posted on our website at www.endicorp.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in or advising others to engage in any trades based on material non-public information, as well as any trades during certain prohibited times such as during the “blackout period” designated by our Chief Financial Officer in respect of our securities. Our Insider Trading Policy also prohibits short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities by the relevant Company insiders. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Chief Financial Officer. As of December 31, 2022, none of our directors or executive officers had pledged any shares of our common stock.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of stockholders.

Stockholder Communications with our Board

Stockholders and interested parties who wish to communicate with our Board of Directors or a specific member of our Board of Directors may do so by writing to ENDI Corp., 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060, Attention: Secretary.

All communications addressed to the attention of our Secretary will be reviewed by our Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as an independent, non-employee member of our Board of Directors and received compensation for such service during the fiscal year ended December 31, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2022. Directors are reimbursed for out-of-pocket expenses incurred for reasonable travel and other business expenses in connection with their service as directors.

Name	Fees earned or paid in cash ($)	Total ($)
(a)	(b) (1) (2)	(h)
Keith Smith	$22,500	$22,500
Jeremy Deal	$22,500	$22,500
Thomas Braziel	$22,500	$22,500
Thomas McDonnell	$7,801	$7,801
Abigail Posner	$7,801	$7,801
Mahendra Gupta	$7,801	$7,801

(1) We are considered a successor registrant to Enterprise Diversified, Inc. following the Business Combination, and as a result the amounts in this column for Keith Smith, Jeremy Deal, and Thomas Braziel reflect the annual cash retainer payments earned for service as a non-employee director of Enterprise Diversified Inc prior to the Business Combination.

(2) The amounts in this column for Thomas McDonnell, Abigail Posner and Mahendra Gupta reflect the annual cash retainer payments earned for services as non-employee directors during 2022 following the Business Combination, however, these payments were made in January 2023.

Non-Employee Director Compensation Policy

Prior the Business Combination, Enterprise Diversified, Inc., maintained a director compensation policy, pursuant to which directors were entitled to receive $30,000 cash or equity-based compensation per year for their service on the board of directors. The directors also receive reimbursement for expenses for reasonable travel expenses and other business expenses to attend board and committee meetings.

We adopted a director compensation policy on January 12, 2023 (the “Director Compensation Policy”). Beginning with calendar year 2023, independent directors are entitled to receive $20,000 cash compensation per year for their service on the Board of Directors and an equity award in the form of 5,250 restricted stock units pursuant to the Director Compensation Policy. All directors receive reimbursement for expenses for reasonable travel expenses and other business expenses to attend board and committee meetings.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.endicorp.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T as well as applicable SEC rules, with Brown, Edwards & Company, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022. The audit committee has also received and reviewed the written disclosures and the letter from Brown, Edwards & Company, LLP required by the applicable requirements of the PCAOB and has discussed with Brown, Edwards & Company, LLP their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee:

Thomas McDonnell

Mahendra Gupta

Steven Kiel

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Sherman, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
David Sherman	57	Chief Executive Officer and Director
Alea Kleinhammer	32	Chief Financial Officer
Jessica Greer	44	Secretary

Alea Kleinhammer

Alea Kleinhammer has served as the Chief Financial Officer of the Company since the closing of the Business Combination. She previously served as a director and Chief Financial Officer of Enterprise Diversified, Inc., the predecessor registrant to the Company and, effective as of the closing of the Business Combination, a wholly-owned subsidiary of the Company, from May 2019 until the closing of the Business Combination. Ms. Kleinhammer worked closely with all of Enterprise Diversified Inc.’s subsidiaries as part of the financial reporting process from 2016 until the closing of the Business Combination. Ms. Kleinhammer holds an active CPA license in the state of Virginia and has experience working in the public accounting sector. Ms. Kleinhammer received a Bachelor of Science in accounting from the University of Maryland at College Park.

Jessica Greer

Jessica Greer has served as the Secretary of the Company since the closing of the Business Combination. From February 2018 until the closing of the Business Combination, Ms. Greer served as Vice President, Chief of Staff and Corporate Secretary of Enterprise Diversified, Inc., the predecessor registrant to the Company and, effective as of the closing of the Business Combination, a wholly-owned subsidiary of the Company. Since February 2018, Ms. Greer has served as the President of Willow Oak Asset Management, LLC, the Company’s wholly-owned asset management subsidiary, where she leads the fund management services division, offering operational and investor relations support to the funds on the Willow Oak platform. Previously, Ms. Greer served in various management, development, and fundraising roles for a public policy group in Washington, DC, as well as leadership roles on small non-profit boards. Ms. Greer is a graduate of Loyola University Maryland.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2022 and 2021 to our principal executive officer, our principal financial officer, and one additional officer (each, a “named executive officer”):

●	David Sherman, Chief Executive Officer and Director;
●	Alea Kleinhammer, Chief Financial Officer; and
●	Jessica Greer, Secretary.

Name and Principal Position (named executive officers)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
(a)	(b) (1)	(c) (2)	(d) (3)	(e) (4)	(f) (4)	(g) (4)	(h) (5)	(i)
David Sherman, Chief Executive Officer and Director	2022	$154,839	-	-	-	-	-	$154,839
	2021	-	-	-	-	-	-	-
Alea Kleinhammer, Chief Financial Officer	2022	$169,812	$111,500	-	-	-	-	$281,312
	2021	$126,000	$55,000	$30,000	-	-	-	$211,000
Jessica Greer, Secretary	2022	$169,812	$106,500	-	-	-	-	$276,312
	2021	$126,000	$55,000	$30,000	-	-	-	$211,000
Steven Kiel, Former Chief Executive Officer and Director of Enterprise Diversified Inc.	2022	$22,500	-	-	-	-	$51,000	$73,500
	2021	-	$100,000	$90,000	-	-	$51,000	$241,000

(1)

In respect to the fiscal year that ended on December 31, 2022, all compensation set forth above in the summary compensation table is the aggregate total compensation received by the named executive officers prior to and following the Business Combination. Notwithstanding the foregoing, David Sherman became the Company’s principal executive officer following the Business Combination, and as a result, all compensation received by Mr. Sherman was for services to the Company following the closing of the Business Combination. Mr. Sherman did not receive any compensation from the Company or Enterprise Diversified, Inc. prior to the Business Combination. Steven Kiel, although he held the title of Chief Executive Officer and principal executive officer, was not an employee of Enterprise Diversified Inc., and serviced Enterprise Diversified Inc. as Chairman and director of the board of directors.

(2)

Alea Kleinhammer and Jessica Greer received compensation for the period in 2022 occurring prior to the closing of the Business Combination providing services to Enterprise Diversified Inc., and following the Business Combination as employees of the Company. Ms. Kleinhammer received $89,247 of salary compensation for services provided to Enterprise Diversified Inc. prior to the Business Combination. Following the closing of the Business Combination, Ms. Kleinhammer received $58,065 of salary compensation for services provided to the Company for the remainder 2022. Ms. Greer received $89,247 of salary compensation for services provided to Enterprise Diversified Inc. prior to the Business Combination. Following the closing of the Business Combination, Ms. Greer received $58,065 of salary compensation for services provided to the Company for the remainder 2022.

(3)

The dollar amounts set forth in column (d) represent payments of discretionary bonuses for performance during the applicable years as determined by the Chief Executive Officer in consultation with the Company’s compensation committee, as further described below in the section titled “Bonus Arrangements”, and fees earned (which required employment for the duration of the entire fiscal year) related to director related services the named executive officers provided to the Company in respect of fiscal year 2021 (Mr. Kiel: $100,000; Ms. Kleinhammer and Ms. Greer: $30,000 each). In respect of the fiscal year ended December 31, 2022, bonuses paid to Ms. Kleinhammer and Ms. Greer represented the aggregate total of payments made by Enterprise Diversified, Inc. prior to the Business Combination and payments by the Company following the Business Combination. Prior to the closing of the Business Combination, Ms. Kleinhammer and Ms. Greer each received a bonus payment in the amount of $55,000. Following the Business Combination, Ms. Kleinhammer received a bonus payment of $56,500, and Ms. Greer received a bonus payment of $51,500 for their services to the Company.

(4)

Represents the aggregate grant date fair value of Class A common stock granted for the fiscal year ended December 31, 2021 as determined in accordance with FASB ASC Topic 718. On February 3, 2021, each of Alea Kleinhammer, Jessica Greer, and Steven Kiel received fully vested shares of Class A common stock. In addition, the 2021 equity awards were granted on February 3, 2021 in consideration for services performed between January 1, 2020 and January 31, 2021. See Item 5, “Market for Company’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC by Enterprise Diversified, Inc., the predecessor registrant to the Company, on March 28, 2022, and Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” included in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC by the Company on March 30, 2023 for more information regarding the Company’s accounting for share-based compensation plans.

(5)	Represents the value of services received pursuant to the service-based contract with Arquitos Investment Manager, LP, Arquitos Capital Management, LLC, Arquitos Epicus, LP, and Arquitos Capital Offshore Master, Ltd., which are managed by Steven Kiel, as further discussed in “Services Agreement with Arquitos” in the Section on “Certain Relationships and Related Party Transactions”.

Employment Agreements

David Sherman Employment Agreement

On June 3, 2022, CrossingBridge, a subsidiary of our Company, entered into an amended and restated employment agreement (the “Sherman Employment Agreement”) with David Sherman, which became effective immediately prior to the closing of the Business Combination (the “Effective Date”), pursuant to which Mr. Sherman serves as Chief Executive Officer of the Company and President of CrossingBridge. The term of the Sherman Employment Agreement is five years from the Effective Date, unless terminated sooner pursuant to the terms thereof. Pursuant to the Sherman Employment Agreement, Mr. Sherman shall receive a base salary of $400,000 per year, is eligible to receive a discretionary bonus award each year, and eligible to receive certain other benefits. Pursuant to the Sherman Employment Agreement, CrossingBridge may terminate Mr. Sherman’s employment for Cause (as defined in the Sherman Employment Agreement), in which case Mr. Sherman shall be entitled to (i) the payment of any accrued but unpaid base salary through the date of termination, (ii) unreimbursed expenses through the date of termination and (iii) all vested and nonforfeitable compensation and benefits. CrossingBridge may also terminate Mr. Sherman’s employment for any reason other than for Cause, for Permanent Disability (as defined in the Sherman Employment Agreement) or upon his death, in which case Mr. Sherman shall receive (i) his base salary during the Payment Obligation Period (as defined herein), (ii) accrued but unpaid base salary through the date of termination, (iii) unreimbursed expenses through the date of termination, (iv) all vested and nonforfeitable compensation and benefits, and (v) during the COBRA Coverage Period (as defined in the Sherman Employment Agreement), reimbursement for premiums for COBRA coverage provided that Mr. Sherman elects and is eligible for such coverage and he timely executes the General Release (as defined Sherman Employment Agreement). Notwithstanding the foregoing, if CrossingBridge terminates Mr. Sherman’s employment without Cause and the decision to terminate Mr. Sherman’s employment was made by a decision of the Board without the approval of board members elected pursuant to the rights of the Principal Stockholder as set forth in the Stockholder Agreement entered into in connection with the closing of the Business Combination and/or the rights of the holders of the Company’s Class B Common Stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, then in addition to other amounts due to Mr. Sherman, he shall be entitled to a lump sum payment equal to 2.5x his then annual base salary. In the event CrossingBridge terminates Mr. Sherman’s employment for Permanent Disability, Mr. Sherman shall receive (i) his base salary during the Payment Obligation Period, provided that Mr. Sherman timely executes the General Release, (ii) accrued but unpaid base salary through the date of termination, (iii) accrued but unreimbursed expenses and (iv) all other vested and nonforfeitable compensation and benefits. If Mr. Sherman’s employment is terminated for death, Mr. Sherman shall receive (i) any accrued but unpaid base salary through the date of his death, (ii) unreimbursed expenses incurred through the date of death and (iii) all vested and nonforfeitable compensation and benefits.

Mr. Sherman may terminate his employment for Good Reason (as defined in the Sherman Employment Agreement), in which case he shall be entitled to (i) payment of his base salary for a period commencing on the date of termination and ending six months thereafter (the “Payment Obligation Period”) provided that Mr. Sherman, among other things, timely executes a general release of claims in favor of CrossingBridge and the Company (the “General Release”), (ii) accrued but unpaid base salary through the date of termination, (iii) for the period commencing on the date of Mr. Sherman’s termination and ending at the end of the Payment Obligation Period or the date when COBRA continuation coverage has expired, whichever is earlier, monthly reimbursement of premiums for COBRA coverage, provided that Mr. Sherman elects and is eligible for such coverage and he timely executes the General Release, (iv) unreimbursed expenses through the date of termination and (v) all vested and nonforfeitable compensation and benefits. Notwithstanding the foregoing, if Mr. Sherman terminates his employment for Good Reason and the decision to reduce his base salary was made by a decision of the Board without the approval of board members elected pursuant to the rights of the Principal Stockholder as set forth in the Stockholder Agreement and/or the rights of the holders of the Class B Common Stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, then in addition to other amounts due to Mr. Sherman, he shall be entitled to a lump sum payment equal to 2.5x his then annual base salary. Mr. Sherman may also terminate his employment for any reason other than Good Reason in which case he shall provide CrossingBridge within 30 days advance notice and shall be entitled to (i) payment of any accrued but unpaid base salary through the date of termination, (ii) unreimbursed expenses incurred through the date of termination and (iii) and all other vested and nonforfeitable compensation and benefits. The Sherman Employment Agreement also contains covenants prohibiting Mr. Sherman from disclosing confidential information with respect to the Company.

Alea Kleinhammer Employment Agreement

Enterprise Diversified, Inc. entered into an employment agreement with Alea Kleinhammer, our Chief Financial Officer, on December 2, 2018, effective as of October 5, 2018 (the “Kleinhammer Employment Agreement”). Capitalized terms used below but not otherwise defined have the meanings given to such terms in the Kleinhammer Employment Agreement. Under the. Kleinhammer Employment Agreement, the Kleinhammer Employment Agreement can assumed by a successor entity in connection to a corporate transaction of Enterprise Diversified Inc., and as a result of the Business Combination, the Kleinhammer Employment Agreement was assumed by the Company and continues in full force and effect. Pursuant to the Kleinhammer Employment Agreement, Ms. Kleinhammer received an initial annualized salary of $120,000, which has since been increased to $175,000. The Kleinhammer Employment Agreement further provides for an incentive bonus so long as she remains employed by the Company through the last day of each calendar year. The Kleinhammer Employment Agreement’s initial term ended on December 31, 2019 (the “Initial Termination Date”) and automatically renews for one-year terms beginning on the anniversary of the Initial Termination Date, terminable upon a minimum of thirty days’ prior written notice to Ms. Kleinhammer of our intent not to renew.

If we terminate Ms. Kleinhammer’s employment without Cause (as such term is defined in the Kleinhammer Employment Agreement), she would receive: (i) continuation of her then-current base salary for 12 months, payable in accordance with our normal payroll practices; (ii) any earned but unpaid Incentive Bonus amount for the immediately preceding calendar year; (iii) any amounts accrued and payable under any benefit plans; and (iv) any amounts payable for unreimbursed business expenses incurred prior to the termination date. If we terminate Ms. Kleinhammer’s employment with Cause or Ms. Kleinhammer resigns, she would be entitled only to payment of her then-current salary through the termination date, payable in accordance with our regular payroll practices, and the amounts of any unreimbursed business expenses incurred prior to the termination date. If Ms. Kleinhammer’s employment is terminated due to her death or disability, she or her estate, as applicable, would be entitled only to (i) payment of her then-current salary for three months, payable in accordance with our regular payroll practices, (ii) any earned but unpaid Incentive Bonus (as such term is defined in the Kleinhammer Employment Agreement) amount for the immediately preceding calendar year; iii) any amounts accrued and payable under any benefit plans; and (iv) any amounts payable for unreimbursed business expenses incurred prior to the termination date.

Equity Grant Practices

We adopted the Company’s 2022 Omnibus Equity Incentive Plan dated December 19, 2022, which plan remains subject to approval by our stockholders at the 2023 Annual Meeting. Pursuant to the 2022 Omnibus Equity Incentive Plan, we can grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, annual or long-term performance awards or other stock-based awards. As further discussed below in the section on Non-Employee Director Compensation, beginning in calendar year 2023, each non-employee director will be entitled to receive an equity award in the form of restrict stock units of the Company’s common stock, which will be granted before March 15 of each calendar year, and which will be fully vested upon grant. No equity grants were made under the 2022 Omnibus Equity Incentive Plan for the year ended on December 31, 2022.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the Chief Executive Officer in consultation with the compensation committee, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive.

401(k) Plan and other Employee Benefit Plans

The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for its eligible employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Eligible employees participating under the 401(k) plan may contribute up to the annual limits set by Internal Revenue Service regulations. No employer contributions were made by the Company under the 401(k) plan during the year ended on December 31, 2022.

Prior to the consummation of the Business Combination, Enterprise Diversified, Inc. sponsored a 401(k) plan where Enterprise Diversified, Inc. matched a participant’s contribution of up to 3% of their compensation.

Our executive officers participate in all Company employee benefit plans generally available to all salaried employees of the Company and there are no employee benefit plans that discriminate in scope, terms or operation, in favor of the executive officers.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. The table below summarizes compensation values for the 2021 and 2022 calendar years.

Year	Summary Compensation Table Total for PEO Sherman (1)	Summary Compensation Table Total for PEO Kiel (1)	Compensation Actually Paid to PEO Sherman (2)	Compensation Actually Paid to PEO Kiel (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return (5)	Net Income (6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
2021(1)	N/A	$241,000	N/A	$241,000	$211,000	$211,000	$119.73	$2,822,349
2022	$154,839	$73,500	$154,839	$73,500	$278,812	$278,812	$69.27	$2,382,585

(1)	The PEO and Chief Executive Officer for fiscal year ending on December 31, 2021 through the consummation of the Business Combination in fiscal year 2022 was Steven Kiel. Following the Business Combination and for the remainder of fiscal year 2022, David Sherman was the PEO and Chief Executive Officer. The amounts reported in column (b) reflect the amounts of total compensation reported for Mr. Kiel and Mr. Sherman for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”
(2)	For 2021, since the equity grant to Steven Kiel was fully vested on the date of grant, we did not adjust the equity value from the amounts previously reported under “Stock Awards” column of the Summary Compensation Table to account for the difference in equity value from the date of grant of February 3, 2021 and the equity value as of December 31, 2021. For 2022, we did not grant new awards for that calendar year, therefore there were no deductions needed.
(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers (NEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts for the fiscal years ending on December 31, 2021 and December 31, 2022 were Alea Kleinhammer and Jessica Greer.
(4)	For 2021, since the equity grants to the non-PEO NEOs were fully vested on the date of grant, we did not adjust the equity value from the amounts previously reported under “Stock Awards” column of the Summary Compensation Table to account for the difference in equity value from the date of grant of February 3, 2021 and the equity value as of December 31, 2021. For 2022, we did not grant new awards for that calendar year, therefore there were no deductions needed.
(5)	The values disclosed in this TSR column (or with respect to our common stock, our total unitholder return) represent the measurement period value of an investment of $100 in our stock as of December 31, 2020, and then valued again on each of December 31, 2021 and December 31, 2022.
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year. See the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC by Enterprise Diversified, Inc., the predecessor registrant to the Company, on March 28, 2022, and the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC by the Company on March 30, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions to which we have been a party, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a related party transaction.

CrossingBridge Advisors, LLC

Historical Shared Expenses Prior to Consummation of the Business Combination

The Company, through CrossingBridge, and its majority stockholder, Cohanzick, the historical sole member of CBA that is majority owned by the Company’s Chief Executive Officer and director, David Sherman, shared certain staff, office facilities, and administrative services. The parties involved had agreed to allocate these expenses based on the assets under management of each party for activity occurring prior to the consummation of the Business Combination. A summary of the expenses allocated from Cohanzick to CBA for the years ended December 31, 2022 and 2021 are noted below.

	Years Ended December 31,
Cohanzick Management Expense Allocation	2022	2021

Employee compensation and benefit expenses allocated	$284,850	$909,915
Owner compensation and benefit expenses allocated	612,387	1,156,622
Other allocated expenses	269,830	412,434
Total allocated expenses	$1,167,067	$2,478,971

As of the years ended December 31, 2022 and 2021, the due to affiliate balance between CBA and Cohanzick reported on the Company’s consolidated balance sheets was $0 and $3,377,291, respectively. The due to affiliate balance is due 13 months after the calendar year-end upon 60 days’ written notice. If no notice is given, the date payment is due will extend for another 12 months with 0% interest. Repayments made by CBA to Cohanzick for the allocated expenses during the years ended December 31, 2022 and 2021 totaled $3,646,038 and $0, respectively.

Services Agreement with Cohanzick

In connection with the closing of the Business Combination, CrossingBridge entered into a Services Agreement (the “Services Agreement”) with Cohanzick pursuant to which, among other things, CrossingBridge will make available to Cohanzick certain of its employees to provide investment advisory, portfolio management and other services to Cohanzick and, through Cohanzick, to Cohanzick’s clients. As consideration for its services, Cohanzick will pay CBA a quarterly fee equal to 0.05% per annum of the monthly weighted average assets under management during such quarter with respect to all clients for which Cohanzick has full investment discretion. Cohanzick and CrossingBridge will also split the payment of certain costs of other systems which use is shared between Cohanzick and CrossingBridge. During the year ended December 31, 2022, CBA earned $246,743 of revenue from the Services Agreement with Cohanzick. No comparable revenue was earned during the year ended December 31, 2021 as the Services Agreement was not in force until the closing date of the Business Combination. As of December 31, 2022, a receivable of $160,330 related to the services agreement revenue with Cohanzick is included in the due from affiliate amount on the Company’s balance sheets. Subsequent to the year ended December 31, 2022, this receivable was repaid in full and the corresponding due from affiliate amount has been settled.

License Agreement between CBA and Cohanzick

Pursuant to the Merger Agreement, the Company, through CBA and Cohanzick entered into a license agreement. The license agreement provides CBA with the right to use and occupy certain office space originally leased by Cohanzick from a third-party landlord. Pursuant to the license agreement, CBA shall pay Cohanzick a fee equal to Licensee’s Share (as defined herein) of the following charges: a monthly base rental and increases in certain taxes and operating expenses. “Licensee’s Share” means for a calendar month that occurs in whole or in part during the term, the fraction, expressed as a percentage, the numerator of which is the number of CBA employees that occupied the licensed premises as of the first business day of such calendar month, and the denominator of which is the number of Cohanzick and CBA employees that occupied the premises as of the first business day of such calendar month, as reasonably determined by Cohanzick. During the year ended December 31, 2022, CBA paid $25,533 of rental expenses, including utilities, per the license agreement with Cohanzick. No comparable expenses were paid during the year ended December 31, 2021 as the license agreement with Cohanzick was not in force until the closing date of the Business Combination.

Willow Oak Asset Management, LLC

Services Agreement with Arquitos

The Company, through Willow Oak, was party to a service-based contract with Arquitos Investment Manager, LP, Arquitos Capital Management, LLC, Arquitos Epicus, LP, and Arquitos Capital Offshore Master, Ltd. (collectively “Arquitos”), which are managed by Steven Kiel, the Company’s director, and earned revenue for certain services provided to Arquitos. In exchange for these services, Steven Kiel, through Arquitos, was contracted to perform certain ongoing consulting services for the benefit of Willow Oak. In addition to the foregoing exchange of services, Willow Oak also earned an annual performance revenue fee share through its contract with Arquitos. As of December 31, 2022, this service contract and revenue fee share have expired. During the year ended December 31, 2022, the Company earned $24,451 of revenue through this fund management services arrangement. No comparable activity exists for the year ended December 31, 2021.

Enterprise Diversified, Inc.

Due from Affiliate

Pursuant to the Merger Agreement, Enterprise Diversified agreed to reimburse Cohanzick for certain fees and expenses, comprising primarily of legal and accounting fees incurred as part of the share registration process. These fees were initially recorded and reimbursed for a total of $594,152. Upon further analysis by both parties, it was determined that only $470,329 of these fees were subject to reimbursement in accordance with the Merger Agreement. The initial over payment of these fees, totaling $123,823 was repaid in full subsequent to the year ended December 31, 2022.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Brown Edwards as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and our Board has directed that management submit the appointment of Brown Edwards as our independent registered public accounting firm for ratification by our stockholders at the 2023 Annual Meeting. The Company is the successor registrant to Enterprise Diversified Inc.’s SEC registration effective as of the closing of the Business Combination. Brown Edwards served as the auditor for Enterprise Diversified, Inc. from 2019 until the closing of the Business Combination and has served as the Company’s auditor since the closing of the Business Combination in August 2022. Brown Edwards audited the Company’s financial statements for the years ended December 31, 2022 and 2021. We do not expect representatives of Brown Edwards to be present at the 2023 Annual Meeting. As such, they will not have an opportunity to make a statement, if they desire, or be available to answer questions at the 2023 Annual Meeting.

Stockholder ratification of the appointment of Brown Edwards as the Company’s independent registered public accounting firm is not required law. However, our Board is submitting the audit committee’s appointment of Brown Edwards to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountant’s Fee

The following table sets forth the aggregate fees billed by Brown Edwards to us (including Enterprise Diversified prior to the closing of the Business Combination) for the fiscal years ended December 31, 2022 and December 31, 2021.

	2022	2021
Audit Fees	$126,050	$70,850
Audit Related Fees	40,583	20,754
Tax Fees	-	-
All Other Fees	-	-
Total	$166,633	$91,604

Audit Fees: The aggregate fees billed during the years ended December 31, 2022 and 2021 was $96,800 and $46,850, respectively, for the audit of financial statements and $29,250 and $24,000, respectively, for the review of financial statement included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees: Consists of fees for assurance and related services necessitated pursuant to the Business Combination and related to the performance of the audit or review of our financial statements and other SEC filings that are not reported under “Audit Fees” above, all paid to Brown Edwards prior to the closing of the Business Combination.

Tax Fees: Tax fees may consist of fees for professional services, including tax compliance performed by Brown Edwards. There were no such fees incurred by the Company in the fiscal years ended December 31, 2022 and 2021.

All Other Fees: Consists of fees billed for all products and services provided that are not included in the fees noted above. No such fees were incurred for the years ended December 31, 2022 and 2021.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The audit committee may establish pre-approval policies and procedures regarding engagement of the Company’s independent registered public accounting firm to render services to the Company, as well as policies that would allow the delegation of pre-approval authority to one or more members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2022 and 2021 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon is required to approve this proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the appointment of Brown Edwards as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 3: APPROVAL OF THE ENDI CORP. 2022 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On December 19, 2022, our Board adopted the ENDI Corp. 2022 Omnibus Equity Incentive Plan. The 2022 Plan will become effective, if at all, on the date that it is approved by our stockholders (the “Effective Date”).

Under the 2022 Plan, 1,400,000 shares of the Company’s Class A common stock are initially available for grant.

The administrator of the 2022 Plan may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of our Class A common stock under the 2022 Plan. It is anticipated that the 2022 Plan will be administered by the Board, or, if and to the extent the Board does not administer the 2022 Plan, a committee of the Board (including the Company’s compensation committee). The closing price per-share of Company Class A common stock on the Record Date was $4.42. The following table sets forth, as of the Record Date, the approximate number of each class of participants eligible to participate in the 2022 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	16
Directors	3 (1)
Independent Contractors	-

(1)	Includes only non-employee directors as our employee directors are included as part of the “Employees.”

Rationale for Adoption of the 2022 Plan

Grants of options, stock appreciation rights, restricted shares of Class A common stock, restricted stock units and other stock-based awards to our employees, directors and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares of Class A common stock proposed to be available for grant under the 2022 Plan is designed to enable the Company to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to stockholder approval of the 2022 Plan, 1,400,000 shares of the Company’s Class A common stock will be reserved for issuance under the 2022 Plan as of the Effective Date, which represents approximately 25.7% of the Company’s issued and outstanding shares of the Company’s Class A common stock as of the Record Date. The Board believes that this number of shares of Class A common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all stockholders. The closing trading price of each share of Class A common stock as of the Record Date was $4.42.

As of the Record Date, we had: (i) 5,452,383 shares of Class A common stock outstanding and (ii) 198,277 shares of unvested restricted stock outstanding. The new shares of Class A common stock available under the 2022 Plan would represent an additional potential equity dilution of approximately 25.7%.

Shares Available; Certain Limitations. The maximum number of shares of Class A common stock reserved and available for issuance under the 2022 Plan will be 1,400,000 shares; provided that shares of Class A common stock issued under the 2022 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, or (ii) an award that a participant purchases at fair market value.

No more than 1,400,000 shares of the Company’s Class A common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2022 Plan may be authorized but unissued shares of Company’s Class A common stock or shares of Company’s Class A common stock that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Company’s Class A common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of the Company’s Class A common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2022 Plan except that (i) any shares of the Company’s Class A common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of the Company’s Class A common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2022 Plan. If an award is denominated in shares of the Company’s Class A common stock, but settled in cash, the number of shares of Class A common stock previously subject to the award will again be available for grants under the 2022 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of Class A common stock available for grant under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of the Company’s Class A common stock will no longer be available for grant under the 2022 Plan.

In accordance with good corporate governance practices associated with equity and executive compensation practices in general, we expect the stock reserved under the 2022 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. In determining the requested number of shares of the Company’s Class A common stock reserved for issuance under the 2022 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the Prior Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020	Average
A	Total Shares Granted During Fiscal Year (1)	-	45,143	35,594	26,912
B	Basic Weighted Average Common Stock Outstanding	3,588,098	2,643,302	2,597,974	2,943,125
C	Burn Rate (A/B)	0.0%	1.7%	1.4%	0.9%

(1)	Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of 2022 Plan

The following is a summary of the material features of the 2022 Plan. This summary is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached to this proxy statement as Appendix A.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section titled “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2022 Plan will be administered by the Board, or if the Board does not administer the 2022 Plan, any committee of the Board or any other committee or subcommittee of the Board that complies with the applicable requirements of Section 16 of the Exchange Act, and any other applicable legal or stock exchange listing requirements (each of the Board, or such committee or such subcommittee, the “plan administrator”). The plan administrator may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of Class A common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of Class A common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to 10% stockholders). The exercise price for shares of Class A common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of Class A common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of Class A common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of the Company’s Class A common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “Free-Standing SAR”) or in conjunction with all or part of any option granted under the 2022 Plan (a “Related Right”). A Free-Standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of Class A common stock over the base price of the Free-Standing SAR (which shall be no less than 100% of the fair market value of the related shares of Class A common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of Class A common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing SAR may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of the Company’s Class A common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of Class A common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of Class A common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of Class A common stock, the shares of Class A common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2022 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of Class A common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of Class A common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of Class A common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, employment, services or other agreement, if a “change in control” (as defined below) occurs and a participant is employed by, or providing services to the Company or any of its affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2022 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of Class A common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of Class A common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan provides our Board with authority to amend, alter or terminate the 2022 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare a financial restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities law, then the plan administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three completed fiscal years that the plan administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of Class A common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of Class A common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of Class A common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2022 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition, a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the Class A common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of Class A common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of Class A common stock received upon exercise of a SAR will be the fair market value of the shares of Class A common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Class A common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of Class A common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of Class A common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of Class A common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of Class A common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of Class A common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2022 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2022 Plan will depend on a number of factors, including the fair market value of our Class A common stock on future dates and the exercise decisions made by participants. Other than the awards described below, we do not know of any other awards or future benefits, as all future awards will be made at the discretion of the plan administrator. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

As of the Record Date, the closing price of a share of the Company’s Class A common stock was $4.42.

NEW PLAN BENEFITS

2022 Plan

Name and position	Dollar value ($)	Number of units
Executive Group	$0.00	54,418

Non-Executive Director Group	$0.00	15,750

Non-Executive Officer Employee Group	$0.00	128,109

On February 28, 2023, we granted (i) RSUs to each of Kirk Whitney, Israel Adler, Alea Kleinhammer, Jessica Greer, Thomas McDonnell, Mahendra Gupta, and Abigail Posner (115,516 shares total), and (ii) restricted Class A common stock to John Connor (82,761 shares), in each case under the 2022 Plan, and subject to the approval of the 2022 Plan by our stockholders. If the 2022 Plan is not approved by the stockholders at the 2023 Annual Meeting, then the RSUs and restricted stock will be forfeited. If our stockholders approve the 2022 Plan, then John Connor’s restricted stock award has the following vesting schedule, subject to continuous employment through each vesting date: 25% on the second anniversary of the vesting commencement date, and thereafter in three equal installments on the subsequent three anniversaries of the initial vesting date, with 100% of the restricted stock vested on the fifth anniversary of the initial vesting.

Non-Director Employee RSU Grant. If our stockholders approve the 2022 Plan, then each of Kirk Whitney’s, Israel Adler’s, Alea Kleinhammer’s, and Jessica Greer’s grant of RSU have the following vesting schedule, subject to continuous employment through each vesting date: 25% on the second anniversary of January 1, 2023, the vesting commencement date, and thereafter in three equal installments on the subsequent three anniversaries of the initial vesting date, with 100% of the restricted stock vested on the fifth anniversary of the initial vesting. The portion of the RSUs (to the extent the RSUs are vested) will be settled by the Company in the form of cash or the issuance and delivery of shares of Company common stock in the year following the year the RSUs have become vested, but no later than March 15 of the following year.

Director RSU Grant. If our stockholders approve the 2022 Plan, then Thomas McDonnell’s, Mahendra Gupta’s, and Abigail Posner’s RSUs are fully vested on the date of grant. The vested RSUs will be settled by the Company in the form of cash or the issuance and delivery of shares of Company common stock in the year following the year the RSUs have become vested, but no later than March 15 of the following year.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon is required to approve this proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” the adoption of the 2022 Plan.

PROPOSAL 4: APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the executive compensation tables, and the narrative disclosures that accompany the executive compensation tables. In accordance with these requirements, we are asking our stockholders to indicate their support for our proposed named executive officer compensation.

The compensation committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with stockholders’ interests and current market practices. Our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation by way of non-binding votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the compensation tables, the narrative disclosures that accompany the executive compensation tables, and other related tables and disclosure is hereby approved.”

Vote Required

The affirmative vote of a majority of the shares of voting capital present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5: RECOMMENDATION OF A FREQUENCY WITH WHICH THE COMPANY SHOULD CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal No. 4 above, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, this Proposal No. 5 affords stockholders the opportunity to cast an advisory vote on how often we should include a "say on pay” proposal in our proxy materials for future stockholders meetings. Under this Proposal No. 5, stockholders may vote to have the "say on pay” vote every year, every two years, or every three years.

Our Board and compensation committee believe that "say on pay” advisory votes should be conducted every three years as to permit our stockholders to express their views on our executive compensation program for our compensation committee to consider in its compensation planning for future years.

Stockholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years.”

As an advisory vote, this proposal is not binding on the Company, the Board, or the compensation committee. However, the compensation committee and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making a decision regarding the frequency of conducting a "say on pay” vote.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2023 Annual Meeting by the holders entitled to vote thereon is required to approve a three-year frequency with respect to future advisory votes on executive compensation.

Board Recommendation

THE BOARD RECOMMENDS THAT ON PROPOSAL NO. 5 YOU VOTE FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION TO OCCUR EVERY “3 YEARS.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of the Record Date by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

The percentage ownership information is based on 5,452,383 shares of Class A common stock and 1,800,000 shares of Class B common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director or director nominee, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the persons or entities named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws, where applicable.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o ENDI Corp., 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060.

	Shares of Common Stock Beneficially Owned
	Class A			Class B
Name of Beneficial Owner	Shares		%	Shares		%	% of Total Voting Power (1)
Directors and Executive Officer:
David Sherman	3,426,000	(2)	49.60%	1,278,000	(3)	71.00%	46.11%	(4)
Steven Kiel	754,015	(5)	13.83%	-		-	10.40%
Thomas McDonnell	60,000	(6)	1.10%	-		-	*
Abigail Posner	-	(6)	-	-		-	-
Mahendra Gupta	10,000	(6)	*	-		-	*
Alea Kleinhammer	10,029	(7)	*	-		-	*
Jessica Greer	9,379	(8)	*	-		-	*
Directors and Executive Officers as a group (7 persons)	4,269,423		61.81%	1,278,000		71.00%	57.46%

5% or Greater Stockholders:
Cohanzick Management, LLC (9)	4,450,000	(10)	59.31%	1,800,000		100.00%	59.31%	(11)
The David K. Sherman 1997 Family Trust (12)	712,000	(13)	12.32%	288,000	(14)	16.00%	9.76%	(15)
Robert Davidow (12)	712,000	(13)	12.32%	288,000	(14)	16.00%	9.76%	(15)
Arquitos Capital Offshore Master, Ltd. (16)	683,309		12.53%	-		-	9.42%

* Indicates beneficial ownership of less than 1%.

(1) Percentage of total voting power represents voting power with respect to all of our Class A common stock and Class B common stock, as a single class. Holders of our Class A common stock and Class B common stock are entitled to one vote per share.

(2) Represents (i) 1,704,000 shares of Class A common stock held by Cohanzick Management, LLC, (ii) 20,000 shares of Class A common stock held by Carole Levinson Blueweiss 2012 Trust (UAD 11/28/12), (iii) 46,500 shares of Class A common stock held by Cohanzick Offshore Advisors, LP, (iv) 200,000 shares of Class A common stock held by Cohanzick Absolute Return Master Fund, Ltd., (v) 1,278,000 shares of Class A common stock issuable upon exercise of a Class W-1 Warrant held by Cohanzick Management, LLC and (vi) 177,500 shares of Class A common stock issuable upon exercise of a Class W-2 Warrant held by Cohanzick Management, LLC. David Sherman is the Managing Member of Cohanzick Management, LLC and owns 75.9764 units (71%) of Cohanzick Management, LLC. David Sherman is the Trustee of Carole Levinson Blueweiss 2012 Trust (UAD 11/28/12). Cohanzick Offshore Management, LLC is the General Partner for Cohanzick Offshore Advisors, LP, and David Sherman is the Managing Member of Cohanzick Offshore Management, LLC. Cohanzick Absolute Return Partners, LP is the General Partner to Cohanzick Absolute Return Master Fund, Ltd, Cohanzick Capital, LP is the General Partner to Cohanzick Absolute Return Partners, LP, Sunnyside, LLC is the General Partner to Cohanzick Capital, LP and David Sherman is the Managing Member of Sunnyside, LLC.

(3) Represents shares of Class B common stock held by Cohanzick Management, LLC. David Sherman is the Managing Member of Cohanzick Management, LLC and owns 75.9764 units (71%) of Cohanzick Management, LLC.

(4) Outstanding shares of the Class B common stock shall be redeemed by the Company on a one-for-one basis for each share of the Company’s Class A common stock issued upon the exercise of any Class W-1 Warrant. As such, David Sherman may not simultaneously vote both the Issuer's Class B common stock and the shares of Class A Common Stock underlying the Class W-1 Warrant at any given time. Percentage of total voting power assumes David Sherman votes shares of his Class B common stock and not his Class W-1 Warrant.

(5) Represents (i) 70,706 shares of Class A common stock held by Steven Kiel and (ii) 683,309 shares of Class A common stock held by Arquitos Capital Offshore Master, Ltd. (the "Arquitos Fund"). Arquitos Capital Management LLC acts in the capacity as general partner to the Arquitos Fund. Mr. Kiel is the Managing Member of Arquitos Capital Management LLC. Accordingly, Mr. Kiel could be deemed to have indirect beneficial ownership of such shares.

(6) Excludes 5,250 RSUs which shall vest immediately, in full, upon receipt of stockholder approval of the 2022 Plan. Notwithstanding the foregoing, if the stockholders do not approve the 2022 Plan at the 2023 Annual Meeting, the RSU grant shall be null and void. The RSUs shall be settled by the Company in the year following the year in which the applicable vesting date occurs, but no later than March 15 of such following year.

(7) Excludes 45,348 RSUs which shall vest in four equal annual installments with the first installment vesting on January 1, 2025, subject to receipt of stockholder approval of the 2022 Plan. Notwithstanding the foregoing, if the stockholders do not approve the 2022 at the 2023 Annual Meeting, the RSU grant shall be null and void. The RSUs shall be settled by the Company in the year following the year in which the applicable vesting date occurs, but no later than March 15 of such following year.

(8) Excludes 9,070 RSUs which shall vest in four equal annual installments with the first installment vesting on January 1, 2025, subject to receipt of stockholder approval of the 2022 Plan. Notwithstanding the foregoing, if the stockholders do not approve the 2022 Plan at the 2023 Annual Meeting, the RSU grant shall be null and void. The RSUs shall be settled by the Company in the year following the year in which the applicable vesting date occurs, but no later than March 15 of such following year.

(9) The units of Cohanzick Management, LLC are owned as follows: David Sherman owns 75.9764 units (71%); The David K. Sherman 1997 Family Trust owns 17.1524 units (16%); and the balance of the units are owned by certain employees of Cohanzick Management, LLC and other parties. David Sherman is the Managing Member of Cohanzick, LLC and Robert A. Davidow is the Trustee of The David K. Sherman 1997 Family Trust. The address of Cohanzick Management, LLC is 427 Bedford Road, Suite 230, Pleasantville, NY 10570.

(10) Represents (i) 2,400,000 shares of Class A common stock, (ii) 1,800,000 shares of Class B common stock, (iii) 1,800,000 shares of Class A common stock issuable upon exercise of a Class W-1 Warrant and (iv) 250,000 shares of Class A common stock issuable upon exercise of a Class W-2 Warrant.

(11) Outstanding shares of the Class B common stock shall be redeemed by the Company on a one-for-one basis for each share of the Company’s Class A common stock issued upon the exercise of any Class W-1 Warrant. As such, Cohanzick Management, LLC may not simultaneously vote both the Issuer's Class B common stock and the shares of Class A Common Stock underlying the Class W-1 Warrant at any given time. Percentage of total voting power assumes Cohanzick Management, LLC votes shares of its Class B common stock and not its Class W-1 Warrant.

(12) Robert A. Davidow is the Trustee of The David K. Sherman 1997 Family Trust.

(13) Represents (i) 384,000 shares of Class A common stock held by Cohanzick Management, LLC, (ii) 288,000 shares of Class A common stock issuable upon exercise of a Class W-1 Warrant held by Cohanzick Management, LLC and (iii) 40,000 shares of Class A common stock issuable upon exercise of a Class W-2 Warrant held by Cohanzick Management, LLC.

(14) Represents shares of Class B common stock held by Cohanzick Management, LLC. The David K. Sherman 1997 Family Trust owns 17.1524 units (16%) of Cohanzick Management, LLC.

(15) Outstanding shares of the Class B common stock shall be redeemed by the Company on a one-for-one basis for each share of the Company’s Class A common stock issued upon the exercise of any Class W-1 Warrant. As such, The David K. Sherman 1997 Family Trust may not simultaneously vote both the Issuer's Class B common stock and the shares of Class A Common Stock underlying the Class W-1 Warrant at any given time. Percentage of total voting power assumes The David K. Sherman 1997 Family Trust votes shares of its Class B common stock and not its Class W-1 Warrant.

(16) Arquitos Capital Management LLC acts in the capacity as general partner to the Arquitos Fund. Mr. Kiel is the Managing Member of Arquitos Capital Management LLC. Accordingly, Mr. Kiel could be deemed to have indirect beneficial ownership of such shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	198,277	-	1,201,723
Total	198,277	-	1,201,723

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than December 13, 2023, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2024 Annual Meeting has been changed by more than 30 days from the date of the 2023 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2024 Annual Meeting.

Stockholders who intend to present a proposal at our 2024 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after January 23, 2024 but no later than February 22, 2024; provided, however, in the event that the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of 2023 Annual Meeting, notice of such proposal must be delivered (A) not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and (B) not later than the close of business on the later of (i) the 90th day prior to the 2024 Annual Meeting or (ii) the 10th day following the day on which public announcement (as in our Amended and Restated Bylaws) of the date of such meeting is first made by us. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholders and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (434) 336-7737 or by mail at 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“2022 Annual Report”) which includes our audited financial statements. We have filed the 2022 Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.endicorp.com. In addition, upon written request to the Company’s Corporate Secretary at ENDI Corp. 2400 Old Brick Rd., Suite 115, Glen Allen, VA 23060, we will mail a paper copy of our 2022 Annual Report, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the 2023 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the person named in the proxy or her substitute. All stockholders are urged to complete, sign and return the proxy card.

Appendix A

ENDI CORP.

2022 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.    Purpose of Plan.

The name of the Plan is the ENDI Corp. 2022 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Section 2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k) “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)    the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m) “Committee” means any committee or subcommittee the Board (including, but not limited to the Compensation Committee) may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(n) “Common Stock” means the Class A common stock of the Company, par value $0.0001.

(o) “Company” means ENDI Corp, a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p) “Covered Executive” means any Executive Officer that has (1) has received Incentive Compensation (A) during the Look-Back Period (as defined in Section 27) and (B) after beginning service as an Executive Officer; and (2) served as an Executive Officer at any time during the performance period for the applicable Incentive Compensation.

(q) “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r) “Effective Date” has the meaning set forth in Section 17 hereof.

(s) “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u) “Executive Officer” means any “executive officer” as defined in Section 10D-1(d) of the Exchange Act whom the Board (or the Committee, as applicable) has determined is subject to the reporting requirements of Section 10D of the Exchange Act, and includes any person who is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company (with any executive officers of the Company’s parent(s) or subsidiaries being deemed Executive Officers of the Company if they perform such policy making functions for the Company). All Executive Officers of the Company identified by the Board (or the Committee, as applicable) pursuant to 17 CFR 229.401(b) shall be deemed an “Executive Officer.”

(v) “Exempt Award” shall mean the following:

(1)    An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2)    An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(w) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(x) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value of a Common Stock or another security, as applicable, as determined by the Administrator in its sole discretion; provided that if Common Stock or such other security, as applicable, is admitted on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, or an over-the-counter market, the fair market value of Common Stock or such other security, as applicable, shall equal VWAP, unless the Administrator explicitly determines, in its sole discretion, an alternative method of determining the value of Common Stock or such other security, as applicable, so long as such determination is determined in good faith by the Administrator in a manner consistent with the principles of Sections 409A, 422 and/or 424 of the Code.

(y) “Free Standing Rights” has the meaning set forth in Section 8.

(z) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(aa) “Incentive Compensation” shall be deemed to be any compensation (including any Award or any other short-term or long-term cash or equity incentive award or any other payment) that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure (i.e., any measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, including stock price and total shareholder return). For avoidance of doubt, financial reporting measures include “non-GAAP financial measures” for purposes of Exchange Act Regulation G and 17 CFR 229.10, as well other measures, metrics and ratios that are not non-GAAP measures, like same store sales. Financial reporting measures may or may not be included in a filing with the Securities and Exchange Commission, and may be presented outside the Company’s financial statements, such as in Management’s Discussion and Analysis of Financial Conditions and Results of Operations or the performance graph.

(bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee) “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(gg) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(hh) “Plan” means this 2022 Omnibus Equity Incentive Plan.

(ii) “Related Rights” has the meaning set forth in Section 8.

(jj) “Restricted Period” has the meaning set forth in Section 9.

(kk) “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(ll) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(mm) “Rule 16b-3” has the meaning set forth in Section 3.

(nn) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(oo) “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(pp) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(qq) “Transfer” has the meaning set forth in Section 15.

(rr) “VWAP” means the volume weighted average trading price per share for the Common Stock or another security, as applicable, on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, for the thirty (30) consecutive trading days ending on the last trading day preceding the applicable day.

Section 3.    Administration.

(a)    The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)    to select those Eligible Recipients who shall be Participants;

(2)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)    to determine the number of Shares to be covered by each Award granted hereunder;

(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)    to determine the Fair Market Value in accordance with the terms of the Plan;

(7)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8)    to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)    to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10)    to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c)    Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e)    The expenses of administering the Plan (which for avoidance of doubt does not include the costs of any Participant) shall be borne by the Company and its Affiliates.

(f)    If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4.    Shares Reserved for Issuance Under the Plan.

(a)    Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 1,400,000 shares; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (ii) Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the Exercise Price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c)    No more than 1,400,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5.    Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.    Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.    Options.

(a)    General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)    Exercisability. Each Option shall be subject to vesting or becoming exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f)    ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1)    ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)    $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)    Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)    Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h)    Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i)    Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c)    Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d)    Exercisability.

(1)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)    Payment Upon Exercise.

(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f)    Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g)    Term.

(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)    Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.    Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)    Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)    Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)    The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.    Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.    Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a)    provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b)    cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12.    Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.    Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15.    Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16.    Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.    Effective Date.

The Plan was approved by the Board on December 19, 2022 and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18.    Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.    Securities Matters and Regulations.

(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21.    Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22.    Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.    No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.    Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.    Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.    Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.    Clawback.

(a)    If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error (or a series of errors)) (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the Committee may require any Covered Executive to repay (in which event, such Covered Executive shall, within thirty (30) days of the notice by the Company, repay to the Company) or forfeit (in which case, such Covered Executive shall immediately forfeit to the Company) to the Company, and each Covered Executive hereby agrees to so repay or forfeit, that portion of the Incentive Compensation received by such Covered Executive during the period comprised of the Company’s three (3) completed fiscal years (together with any intermittent stub fiscal year period(s) of less than nine (9) months resulting from Company’s transition to different fiscal year measurement dates) immediately preceding the date the Company is deemed (as described below) to be required to prepare a Covered Accounting Restatement (such period, the “Look-Back Period”), that the Committee determines was in excess of the amount of Incentive Compensation that such Covered Executive would have received during such Look-Back Period, had such Incentive Compensation been calculated based on the restated amounts, and irrespective of any fault, misconduct or responsibility of such Covered Executive for the Covered Accounting Restatement. It is specifically understood that, to the extent that the impact of the Covered Accounting Restatement on the amount of Incentive Compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the Company’s stock price is not clear), such excess amount of Incentive Compensation shall be determined based on a reasonable estimate by the Committee of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the Incentive Compensation was received. The amount of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion and calculated on a pre-tax basis, and the form of such recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both. Incentive Compensation shall be deemed received, either wholly or in part, in the fiscal year during which the financial reporting measure specified in such Incentive Compensation Award is attained (or with respect to, or based on, the achievement of any financial reporting measure which such Incentive Compensation was granted, earned or vested, as applicable), even if the payment, vesting or grant of such Incentive Compensation occurs after the end of such fiscal year. For purposes of this Section 27, the Company is deemed to be required to prepare Covered Accounting Restatement on the earlier of: (A) the date upon which the Board or an applicable committee thereof, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Covered Accounting Restatement; or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare a Covered Accounting Restatement.

(b)    Notwithstanding any other provisions in this Plan, any Award or any other compensation received by a Participant which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such Applicable Law, government regulation or stock exchange listing requirement), will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement on or following the Effective Date).

Section 28.    Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 29.    Indemnification.

To the extent allowable pursuant to Applicable Law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30.    Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31.    Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32.    Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

ENDI corp. ENDI Corp. 2400 Old Brick Road Ste. 115 Glen Allen, VA 23060 Control#: 0000 0000 0000 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS Voting Instructions VOTE BY INTERNET - Before the Meeting – go to www.colonialstock.com/ENDI2023 You can view the ENDI Corp. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 11:59 P.M. EST on May 21, 2023.  You will need the control number at the left in order to do so. Follow the instructions on the secure website to complete your vote. During the Meeting – go to www.colonialstock.com/ENDI2023 You may attend the meeting via the Internet and vote during the meeting. Have your notice, proxy card and control number information available and follow the instructions on the website. VOTE BY PHONE – 877-285-8605 You may vote by phone until 7:00 P.M. EST on May 21, 2023. Please have your notice and proxy card in hand when you call. VOTE BY MAIL If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided. Votes by mail must be received by May 21, 2023. THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. The undersigned hereby appoints Jessica Greer as proxy for the undersigned, with full power of substitution, to vote all shares of Class A common stock, $0.0001 par value per share, and all shares of Class B common stock, $0.0001 par value per share (collectively, the "Shares"), of ENDI Corp. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD VIRTUALLY AT www.colonialstock.com/ENDI2023 ON MAY 22, 2023, AT 10:00 A.M. EST, and directs that the Shares represented by this proxy card shall be voted as indicated below: 1. To elect members of the Company’s board of directors to serve for a one-year term to expire at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. Nominees: 1. Steven L. Kiel 2. Abigail Posner For Against Abstain 2. To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 For Against Abstain 3. To approve the ENDI Corp. 2022 Omnibus Equity Incentive Plan. 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 5. To recommend, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation. 1 Year 2 Years 3 Years Abstain In her discretion, the proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The board of directors recommends a vote “FOR” all of the nominees for director in Proposal 1, “FOR” Proposals 2 through 4 and “FOR” a three-year frequency for Proposal 5.  This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made but the card is signed, this proxy card will be voted  “FOR” all of the nominees for director in Proposal 1, “FOR” Proposals 2 through 4 and “FOR” a three-year frequency for Proposal 5, and in the discretion of the proxy with respect to such other business as may properly come before the Meeting. Please sign exactly as name appears hereon.  For joint accounts, all co-owners should sign.  When signing as attorney, executor, administrator, custodian, trustee or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature Date Signature (Joint Owners) Date